UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2016

GENERAL EMPLOYMENT ENTERPRISES, INC
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

184 Shuman Blvd., Ste. 420, Naperville, Illinois	60563
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Naperville, IL, May 31, 2016 - General Employment Enterprises, Inc. (NYSE MKT: JOB) ("the Company" or "General Employment"), a provider of professional staffing services and solutions, today announced that it intends to change its name to GEE Group Inc. subject to shareholder and regulatory approvals. The name change is anticipated to become effective after such approvals and upon the Company giving notice to the appropriate regulatory authorities and filing the amendments to its Articles of Incorporation. To that end, the Company filed on May 27, 2016 a preliminary proxy statement with the U.S. Securities and Exchange Commission ("SEC") announcing that at the Annual Meeting of Shareholders for the Company to be held on July 12, 2016 in Washington, D.C., shareholders will be asked to approve the name change in addition to other proposals set forth in the proxy statement. The preliminary proxy statement is subject to review by the SEC. A definitive proxy statement will be made available to investors following completion of the SEC's review. Shareholders are strongly urged to read the preliminary proxy statement, definitive proxy statement and other relevant documents filed with the SEC when they become available. A free copy of the preliminary and definitive proxy statements and other filings may be obtained at the SEC's website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release issued by General Employment Enterprises, Inc. dated May 31, 2016.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Registrant)

Date: May 31, 2016	By:	/s/ Andrew J. Norstrud
Andrew J. Norstrud
Chief Financial Officer